UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 16, 2008, Continental Airlines, Inc. (the "Company") issued a press release announcing certain special charges and gains recorded for the fourth quarter and full year 2007. Further, this press release contains a statement intended as a "forward-looking statement," which is subject to the cautionary statement about such forward-looking statement set forth therein. This press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On January 17, 2008, the Company issued a press release (the "Earnings Release") announcing its fourth quarter and full year 2007 pre-tax results. The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and the schedules thereto. Further, the Earnings Release contains statements intended as "forward-looking statements," all of which are subject to the cautionary statement about forward-looking statements set forth therein. The Earnings Release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with SEC Release No. 33-8176, the information contained in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

On January 17, 2008, we will provide an update for investors presenting information relating to certain operational results for the fourth quarter 2007 and our outlook for the first quarter and full year 2008, as well as other information. The update is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. FinancialStatements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 16, 2008

99.2	Press Release dated January 17, 2008
99.3	Investor Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

January 17, 2008	By /s/ Lori A. Gobillot Lori A. Gobillot Staff Vice President and Assistant General Counsel

EXHIBIT INDEX

99.1	Press Release dated January 16, 2008

99.2	Press Release dated January 17, 2008
99.3	Investor Update